FORM 8-K
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 19, 2004

Commission File Number 1-13123

METALS USA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	76-0533626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Riverway, Suite 1100 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 965-0990

METALS USA, INC.

FORM 8-K

ITEM 5.                      OTHER EVENTS

Text of Press Release Dated July 19,2004 –

METALS USA REPORTS RECORD SECOND QUARTER RESULTS
NET SALES INCREASE 58.3%

July 19, 2004 – HOUSTON, TEXAS – Metals USA, Inc. (NASDAQ: MUSA), a leader in the metals processing and distribution industry, today announced results for the three and six months ended June 30, 2004.  Net income in the second quarter of 2004 was $33.7 million, or $1.63 per share, compared to $2.3 million, or a $0.11 per share for the second quarter of 2003.  The second quarter results were an improvement over the net income of $18.5 million or $0.91 per share reported in the first quarter of 2004.  The primary driving force behind the record numbers achieved during the second quarter this year were an average increased sales price of 39.7%, coupled with a 21.4% combined increase in shipped tonnage by the Flat Rolled and Plates and Shapes Divisions when compared to the same period last year.

Net sales for the second quarter of 2004 were $383.6 million, compared to sales of $242.3 million reported for the second quarter of 2003, and above sales of $319.2 million reported in the first quarter of 2004.  Operating income for the second quarter of 2004 was $56.5 million, compared to operating income of $5.0 million reported in the second quarter of 2003, and better than the operating income of $31.7 million reported in the first quarter of 2004.

Sales for the first six months of 2004 were $702.8 million, compared to sales of $468.6 million reported for the first six months of 2003.  Net income in the first six months of 2004 was $52.2 million, or $2.52 per share, compared to $2.1 million or $0.10 per share for the first six months of 2003.

C. Lourenço Gonçalves, President and CEO stated, “We are pleased to announce Metals USA’s record quarterly results.  I want to express my sincere appreciation to each employee of our Company as the record results are truly a reflection of their commitment to the improvement of our relationships with both suppliers and customers.  Mr. Gonçalves continued: “It is clear that our business has changed.  As far as Metals USA is concerned, we are now a world-class company prepared to successfully compete and make profits.  At this point, we are confident that we will accomplish strong results in the second half of the year.”

Metals USA has scheduled a conference call for Monday, July 19, 2004 at 11:00 a.m. eastern standard time.  A replay of the call will be available approximately two hours after the live broadcast ends and will be available until August 20, 2004.  To access the replay, dial (888) 203-1112 and enter the pass code 717065.

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets. For more information, visit the company’s website at www.metalsusa.com.  The information contained in this release is limited and the Company encourages interested parties to read the Company’s Form 10-K and 10-Qs which are on file with the Securities and Exchange Commission for more complete information.  Additionally, copies of the Company’s filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company’s website at www.metalsusa.com.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements.  These factors include, but are not limited to, those disclosed in the Company’s periodic filings with the Securities and Exchange Commission.

- Tables to follow -

Metals USA, Inc.
Unaudited Consolidated Statements of Operations
(In millions, except per share amounts and shipments)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2004	2003	2004	2004	2003

Revenues:
Net sales	$383.6	$242.3	$319.2	$702.8	$468.6
Cost of sales	264.3	183.5	225.3	489.6	357.2
Gross profit	119.3	58.8	93.9	213.2	111.4
Operating cost and expenses:
Operating and delivery	36.1	31.3	37.0	73.1	61.2
Selling, general and administrative	26.3	22.4	24.9	51.2	43.6
Depreciation and amortization	0.4	0.1	0.3	0.7	0.1
Operating income	56.5	5.0	31.7	88.2	6.5
Other (income) expense:
Interest expense	2.0	1.6	1.7	3.7	3.3
Other (income) expense, net	—	(0.2)	(0.4)	(0.4)	(0.3)
Income before income taxes and discontinued operations	54.5	3.6	30.4	84.9	3.5
Provision for income taxes	20.8	1.3	11.9	32.7	1.3
Income before discontinued operations	33.7	2.3	18.5	52.2	2.2
Discontinued operations, net of taxes	—	—	—	—	(0.1)
Net income	$33.7	$2.3	$18.5	$52.2	$2.1

Net income (loss) per share - basic:
Before discontinued operations	$1.67	$0.11	$0.92	$2.58	$0.11
Discontinued operations	—	—	—	—	(0.01)
Total	$1.67	$0.11	$0.92	$2.58	$0.10

Net income (loss) per share - diluted:
Before discontinued operations	$1.63	$0.11	$0.91	$2.52	$0.11
Discontinued operations	—	—	—	—	(0.01)
Total	$1.63	$0.11	$0.91	$2.52	$0.10

Number of common shares used in the per share calculations:
Basic	20.2	20.2	20.2	20.2	20.2
Diluted	20.7	20.3	20.4	20.7	20.3

Non GAAP Financial and other information:
Shipments (in thousands of tons)	392	323	408	800	627

Reconciliation of EBITDA:
Operating income	$56.5	$5.0	$31.7	$88.2	$6.5
Depreciation and amortization expense	0.4	0.1	0.3	0.7	0.1
EBITDA	$56.9	$5.1	$32.0	$88.9	$6.6

We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

Metals USA, Inc.

Unaudited Consolidated Condensed Balance Sheets

(In millions)

	June 30, 2004	March 31, 2004	December 31, 2003

Assets
Current assets:
Cash	$13.9	$12.9	$11.4
Accounts receivable, net of allowance of $8.2 and $6.9 respectively	184.9	169.3	125.0
Inventories	299.0	270.6	240.0
Prepaid expenses and other	5.9	7.9	8.4
Total current assets	503.7	460.7	384.8
Property and equipment, net	30.1	22.1	17.6
Other assets, net	5.0	5.5	4.8
Total assets	$538.8	$488.3	$407.2

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57.8	$50.6	$48.9
Accrued liabilities	38.1	32.9	31.0
Income taxes payable	15.7	10.8	1.0
Current portion of long-term debt	3.7	0.5	0.5
Total current liabilities	115.3	94.8	81.4
Long-term debt, less current portion	161.6	166.4	118.2
Other long-term liabilities	7.0	6.9	7.0
Total liabilities	283.9	268.1	206.6
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.1 par value, 5,000,000 shares authorized; none issued	0.0	0.0	0.0
Common stock. $.01 par value, 200,000,000 shares authorized; 20,173,910 shares issued and outstanding at June 30, 2004 and 20,154,710 shares issued and outstanding at December 31, 2003	0.2	0.2	0.2
Additional paid-in capital	198.3	197.3	196.2
Retained earnings	56.4	22.7	4.2
Total stockholders’ equity	254.9	220.2	200.6
Total liabilities and stockholders’ equity	$538.8	$488.3	$407.2

Metals USA, Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

(In millions)

	Six Months Ended June 30,
	2004	2003

Cash flows from operating activities:
Net income	$52.2	$2.1
Adjustments to reconcile net income to net cash provided by operating activities:
Net income from discontinued operations	—	0.1
Provision for bad debts	2.3	1.6
Depreciation and amortization	0.7	0.1
Changes in operating assets and liabilities:
Accounts receivable	(62.2)	(14.3)
Inventories	(59.0)	35.3
Prepaid expenses and other	2.4	14.2
Accounts payable and accrued liabilities	16.0	8.4
Income taxes payable	14.7	1.3
Other operating	2.0	2.0
Net cash provided by (used in) continuing operating activities	(30.9)	50.8
Net cash provided by (used in) discontinued operating activities	—	(0.3)
Net cash provided by (used in) operations	(30.9)	50.5

Cash flows from investing activities:
Sale of assets	0.5	5.5
Purchase of assets	(10.1)	(4.2)
Net cash provided by (used in) investing activities	(9.6)	1.3

Cash flows from financing activities:
Net borrowings (repayments) on credit facilities	43.4	(45.9)
Borrowings of long-term debt	0.4	—
Repayments of long-term debt	(0.2)	(2.4)
Deferred financing costs	(0.8)	—
Issuance of common stock	0.2	—
Net cash provided by (used in) financing activities	43.0	(48.3)

Net increase (decrease) in cash	2.5	3.5
Cash, beginning of period	11.4	6.3
Cash, end of period	$13.9	$9.8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.

METALS USA, INC.

Date: July 19, 2004	By:	/s/ Terry L. Freeman
Terry L. Freeman
Senior Vice President
and Chief Financial Officer